EXHIBIT 21

          SUBSIDIARIES OF INSITUFORM TECHNOLOGIES, INC.

     The following table sets forth certain information as of
December 31, 1998 concerning the Company and certain of its
subsidiaries. Unless otherwise indicated all securities of such subsidiaries are owned by the Company:
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
                                                               % of
          Name                 Place of Incorporation    Voting Securities
          ----                 ----------------------    -----------------
Affholder, Inc.                Missouri                       100(1)
INA Acquisition Corp.          Delaware                       100
Insituform Technologies USA,   Delaware                       100(1)
 Inc.
Insituform France S.A.         France                          66.6(2)
Insituform Gulf South, Inc.*   Delaware                       100
Insituform Holdings (UK)       United Kingdom                 100(2)
 Ltd.
Insituform Japan K.K.          Japan                          100(2)
Insituform Licensees
 B.V./S.A.****                 Netherlands and Delaware       100(2)
Insituform Linings Plc.        United Kingdom                  51(3)
Insituform Mid-America, Inc.*  Delaware                       100
Insituform Midwest, Inc.**     Delaware                       100
Insituform Missouri, Inc.**    Delaware                       100(1)
Insituform (Netherlands)
 B.V.                          Netherlands and Delaware       100(4)
Insituform of New England,     Massachusetts
 Inc.*                                                        100
Insituform North, Inc.**       Delaware                       100(1)
Insituform Plains, Inc.*       Delaware                       100(1)
Insituform de Puerto Rico,
 Inc.*                         Delaware                       100(1)
Insituform Rockies, Inc.*      Delaware                       100(1)
Insituform Southeast, Inc.*    Florida                        100(1)
Insituform Southwest, Inc.     Delaware                       100
Insituform Technologies
 Limited                       Alberta                        100(1)
Insituform Technologies
 Limited                       United Kingdom                 100(3)
Insituform Texark, Inc.*       Delaware                       100(1)
Insituform West, Inc.***       Oregon                         100
Insituform Mar-Tech
 Limited*****                  Alberta                        100(5)
Midsouth Partners
 (partnership)                 Tennessee (Partnership)         57.5(6)
NuPipe, Inc.***                Oregon                         100
NuPipe International, Inc.***  Delaware                       100(7)
NuPipe Limited                 United Kingdom                 100(3)


                                                               % of
          Name                 Place of Incorporation    Voting Securities
          ----                 ----------------------    -----------------

PALTEM Systems, Inc.***        Delaware                       100(1)
Tite Liner NRO Corp.           Alberta                        100(1)
United Pipelines Argentina     Argentina                      100(1)
 S.A.
United Pipeline de Mexico      Mexico                          55(1)
 S.A. de C.V.
United Pipeline Systems USA,
 Inc.                          Delaware                       100(1)
United Sistema de Tuberias
 Ltda.                         Chile                          100(8)
Video Injection S.A.           France                          80(2)

     Other subsidiaries of the Company are not named in the table above. Such unnamed subsidiaries considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

-------------------
(1) Securities are owned by Insituform Mid-America, Inc. which, effective December 31, 1998, was merged into the Company.
(2)  Securities are owned by INA Acquisition Corp.
(3)  Securities are owned by Insituform Holdings (UK) Ltd.
(4) Securities are owned by Insituform Licensees B.V./S.A.; which, effective December 31, 1998, was merged into INA Acquisition Corp.
(5)  Securities are owned by Insituform Technologies Limited
     (Alberta).
(6) Securities are owned 42.5% by E-Midsouth, Inc.(a wholly-owned subsidiary of the Company which, effective December 31, 1998, was merged into the Company, and 15% by Insituform Southwest, Inc.
(7)  Securities are owned by NuPipe, Inc.
(8) Securities are owned 60% by Insituform Mid-America, Inc. (which, effective December 31, 1998, was merged into the Company) and 40% by INA Acquisition Corp.

* Effective December 31, 1998, such subsidiary was merged into the Company.
** Effective December 31, 1998, such subsidiary was merged into Insituform Technologies USA, Inc.
*** Effective March 31, 1999, such subsidiary will be merged into the Company.
**** Effective December 31, 1998, such subsidiary was merged into INA Acquisition Corp.
***** Effective December 31, 1998, such subsidiary was merged into Insituform Technologies Limited (Alberta).

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